                                                                   EXHHIBIT 10.2



                          LEASE ASSIGNMENT AGREEMENT


     THIS LEASE ASSIGNMENT AGREEMENT, made this 1st day of December, 1999, by and between CHARLOTTE HEALTH INVESTORS, L.L.C., a North Carolina Limited Liability Company, ("Assignor") party of the first part; CENTENNIAL HEALTHCARE INVESTMENT CORPORATION, a Georgia corporation ("Assignee") party of the second part; ELDERBERRY MANOR OF MECKLENBURG, LIMITED PARTNERSHIP, a Virginia Limited Partnership, ("Landlord") party of the third part; and CENTENNIAL HEALTHCARE MANAGEMENT CORPORATION, a Georgia corporation ("Manager") party of the fourth part.


                                  WITNESSETH:

     WHEREAS, by Lease Agreement dated June 3, 1991, (the "Lease") modified by that certain Lease Assignment and Modification Agreement dated December 19, 1996, (the "Modification") copies thereof designated EXHIBIT "A" being hereto attached, Elderberry Nursing Home, Inc., as Landlord, demised to Cardinal of Kentucky, a Kentucky corporation, as Tenant, the premises located at 620 Tom Hunter Road, City of Charlotte, County of Mecklenburg, North Carolina, including the 130 bed nursing care facility located thereon, (the "Property") and more particularly described on "EXHIBIT B" hereto attached; and

     WHEREAS, by various mesne assignments and other transactions, Landlord has become the owner of the Property and Assignor the Tenant under the leasehold established by the Lease and Modification agreements; and

     WHEREAS, Assignor and Assignee have agreed to the assignment of said leasehold estate, including the assumption by Assignee of all obligations of the Tenant thereunder (Assignor to continue to be secondarily liable to Landlord for said obligations, including without limitation those set forth in the Lease and the Modification agreements hereinabove mentioned) to which assignment Landlord consents as required by the Lease and as hereinafter more particularly provided;

     WHEREAS, Assignee shall be substituted for Assignor under the Long Term Care Facility Management Agreement dated December 19, 1996, (the "Management Agreement") and Manager agrees with Assignee and Landlord as third party beneficiary to continue to manage the Nursing Home Facility under the provisions of said Agreement as well as the Lease and Modification agreements;

     NOW, THEREFORE, for good and valuable consideration, including without limitation, certain security provided by Assignee to Landlord, receipt of which is hereby acknowledged, the parties hereto agree as follows:


     1. Assignment. Assignor transfers and assigns all of its
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right, title and interest to the Lease and the Property of Assignee as of the Effective Date hereinafter defined and Landlord, as of the Effective Date, consents to the transfer and assignment by Assignor to Assignee of Assignor's right, title and interest in the Lease and the Property subject to the provisions hereof. Assignor agrees to continue to be secondarily liable to Landlord with respect to all obligations signed by it to Assignee, and to guarantee to Landlord Assignee's performance of the same, said guarantee to continue to be secured by collateral provided to the Landlord at the time of execution of the Modification.

     Assignor warrants to Assignee that as of the Effective Date the Lease is in full force and effect and no default exists thereunder. Landlord warrants to Assignee that rents due under the Lease have been paid and there is no default thereunder known to Landlord as of its date of execution hereof. Assignor and Landlord jointly and severally warrant to Assignee that a true and correct copy of the Lease is attached hereto as EXHIBIT "A" and that no amendments or modifications have been made to the Lease except as disclosed to Assignee in writing.

     Landlord and Assignor covenant and agree that after the date hereof the Lease will not be amended, supplemented or modified in any way without the prior written consent of Tenant/Assignee. Assignor and Assignee agree that they will not encumber in any way their respective interests in the Lease after the date of this Memorandum of Lease Assignment.

     2. Effective Date. The Effective Date of this Assignment shall be January 1, 1999.

     3. Term. The term of the Lease terminates June 30, 2011.

     4. Existing Debt. The parties acknowledge that the Property is subject to the lien of a Deed of Trust and that the Lease is subject to a collateral assignment in favor of Wachovia Bank of North Carolina, N.A., to secure certain financing associated with the facility.Landlord warrants that the financing secured by deed of trust lien on the Property and collateral assignment of the Lease in favor of Wachovia Bank of North Carolina, N.A., is not in default and that Landlord has complied with its obligations to said Bank with respect to this document.

     5. Power and Authority. Each party hereto covenants and represents to the other that it has the power and has taken all necessary action to authorize the execution of this document which is enforceable as to such party according to its terms. Except as herein specifically modified, the Lease shall remain in full force and effect. The consent given by Landlord hereunder does not waive the requirement for the Landlord's advance consent with respect to future assignments, if any, and the release of Assignor hereunder does not constitute a waiver of Landlord's right to hold any tenant under said Lease secondarily liable after a permitted assignment thereof.

     6. Payment of Rent. As an inducement for Landlord's execution hereof, Assignee and Manager agree that Manager shall make timely payments of all rents due under the Lease as hereby modified as a first priority from cash flows in the manner set forth in ss.1.05 (b) of the Management Agreement; shall provide promptly to Landlord copies of cost reports and surveys submitted to and/or received from governmental or supervisory agencies, as well as copies of all reports required to be provided to Assignee under ss. 1.04 of the Management
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Agreement; and shall give Landlord written notice of any default and/or termination of the Management Agreement and otherwise comply with the Lease, the Assignment and Modification Agreement, and this Assignment.

     7. Notices. The parties agree that notices given under the Lease shall be as follows:

     If to Assignee (as Tenant of the Lease):

     If to Landlord: Elderberry Manor of Mecklenburg,
                     Limited Partnership
                     P. 0. Box 638
                     Lynchburg, Virginia 24505

     If to Tenant:   Centennial HealthCare Investment Corporation
                     400 Perimeter Center Terrace, Suite 650
                     Atlanta, Georgia 30346
                     Attn: Alan C.Dahl, Executive Vice President

     with a copy to: Centennial HealthCare Investment Corporation
                     400 Perimeter Center Terrace, Suite 650
                     Atlanta, Georgia 30346
                     Attn: Daryl R. Griswold, Senior Vice President and General Counsel

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized agents as of this day and year first above written:

                             CHARLOTTE HEALTH INVESTORS, L.L.C.

                             By: /s/ Charles F. Trefzger
                             Its: Manager

                             ELDERBERRY MANOR OF MECKLENBURG,
                             LIMITED PARTNERSHIP,

                             By: Elderberry Nursing Home, Inc.
                             Its General Partner

                             By: /s/ C. Lynch Christian, Jr.
                                     C. Lynch Christian, Jr.
                                     President

                             CENTENNIAL HEALTHCARE INVESTMENT CORPORATION

                             By: /s/ Alan C. Dahl
                                     Alan C. Dahl
                                     Executive Vice President

                             CENTENNIAL HEALTH CARE MANAGEMENT CORPORATION

                             By: /s/ Alan C. Dahl
                                     Alan C. Dahl
                                     Executive Vice President

                                  EXHIBIT "A"

                                LEASE AGREEMENT

     THIS LEASE, made this 3rd day of June, 1991, by and between ELDERBERRY NURSING HOME, INC., a Virginia Corporation, its successors and assigns, (hereinafter referred to as "Landlord") party of the first part; and CARDINAL OF KENTUCKY, INC., a Kentucky Corporation, (hereinafter referred to as "Tenant"), party of the second part;

                             W I T N E S S E T H :

     In consideration of the mutual covenants and obligations herein contained, IT IS AGREED:

     1. PREMISES: Landlord does hereby demise and lease unto Tenant, and Tenant does hereby take, hire and let from Landlord that certain tract or parcel of real estate, together with the buildings and improvements (and including furniture, fixtures and equipment belonging to or provided by Landlord) and constituting a 130 bed (120 nursing home beds and 10 home for adult beds) intermediate, skilled and home for the aged nursing home facility, and the privileges and appurtenances thereunto appertaining, situate, lying and being on Tom Hunter Road in Mecklenburg County, North Carolina, and being more particularly described on "EXHIBIT A" hereto attached, hereafter referred to as "Premises" or "Demised Premises".

     2. COVENANT OF TITLE AND QUIET ENJOYMENT: Landlord covenants and warrants that it alone has full right and lawful authority to enter into this Lease for the full term hereof; that it is lawfully seized of the Premises in fee simple and has good title thereto, free and clear of all tenancies, restrictions and encumbrances, (with the exception of liens securing Lenders providing financing for the facility which is the subject of this Lease, and other matters not adversely affecting the intended use of the Premises or merchantability of title, or other matters agreed to between the parties) and that at all times during the term of this Lease and any extensions of said term, Tenant's quiet and peaceful enjoyment of the Premises shall not be disturbed or interfered with by anyone.

     3. GOVERNMENTAL AUTHORIZATIONS, UTILITIES AND USE OF PREMISES: Landlord hereby represents and warrants to Tenant, that the use of the Premises as an intermediate, skilled and home for the aged nursing home facility is a permitted use under all applicable zoning or other use restrictions or regulations. Landlord further warrants that the character, materials, design, construction and location of the improvements is in full compliance with all building codes, zoning laws and all other laws and ordinances pertaining thereto.

     The Tenant shall use the premises as an intermediate, skilled and home for the aged nursing home facility which shall be operated in full compliance with all laws, regulations and licenses applicable thereto. Tenant covenants that no part of the Demised Premises shall be used for any unlawful purpose, nor will any unlawful condition or nuisance be permitted to exist thereon.

     Tenant further covenants and agrees that its operation of the nursing home facility shall materially comply with the representations in the certificate of need application for the facility on file with the North Carolina Department of Human Resources, Division of Facility Services, shall materially
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comply with all conditions placed upon the certificate of need, and shall comply with all licensure, certification, and other requirements of law applicable to nursing home facilities.

     4. TERM: The original term of this Lease shall be for Ten (10) years commencing with the first day of the calendar month following the date that the facility is licensed and becomes operational (the "Availability Date"). The effectiveness of this Lease is specifically contingent upon prior licensure of the facility.

     5. RENT: A. Tenant shall pay to Landlord at its offices in Lynchburg, Virginia, or at such other place as it may advise in writing, in advance, on the 1st day of each calendar month, without notice, demand, offset or deduction, in lawful money of the United States of America, during and throughout the term of this Lease, rent which shall be payable in monthly installments equal to the sum of:

         (1) For the first twenty-four (24) months of the term (Lease Years 1 and 2) the sum of Thirty-Six Thousand, Five Hundred Seventy-Six Dollars ($36,576.00).

         (2) For the next thirty-six (36) months of the term (Lease Years 3, 4 and 5) the sum of Thirty-Seven Thousand, Five Hundred Sixty-Five Dollars ($37,565.00).

         (3) For the next thirty-six (36) months of the term (Lease Years 6, 7 and 8) the sum of Forty-One Thousand, Five Hundred Nineteen Dollars ($41,519.00).

         (4) For the next twenty-four (24) months of the term (Lease Years 9 and 10) the sum of Forty-Three Thousand, Four Hundred Ninety-Six Dollars ($43,496.00).

     Any rent adjustment resulting from a change in licensed beds becoming effective on any day other than the first day of any month shall be prorated on a per diem basis.

     If the Landlord does not receive from Tenant any monthly rental payment within ten (10) days after such payment is due, Landlord, at its option, may charge Tenant a late charge and handling fee equal to Five Percent (5%) of the monthly rental payment (such late charge and handling fee shall be deemed additional rent) and such late charge and handling fee shall be due and payable by Tenant to Landlord immediately upon delivery of written notice to Tenant. In addition, if any check of Tenant's is returned to Landlord unpaid, Tenant shall reimburse Landlord for all charges associated with such returned check and Landlord, at its option, may thereafter require that Tenant pay the Rent and any other charges payable hereunder by a certified or cashier's check.

     B. If the Availability Date (as hereinabove defined) is not on the first day of a month, a prorated monthly installment of Rent shall be paid by Tenant to Landlord for the period of time from the Availability Date up to (but not including) the first day of the next succeeding month, and thereafter the Rent shall be paid on the first day of each and every month.

     C. All additional sums payable by Tenant to Landlord under the provisions of this Lease Agreement shall constitute additional rent.

     6. REPORTS: Tenant agrees to provide Landlord with signed annual financial statements accurately reflecting Tenant's financial condition and the results for its business operations for the preceding year with respect to its operations generally, as well as its business conducted on the Demised Premises. Such statements shall be due ninety (90) days after the close of the Tenant's fiscal year and shall be prepared in accordance with generally accepted accounting principles consistently applied and further shall be in such form as required by Landlord's mortgagee. In the event of any default hereunder or any state of facts which upon the passage of time would constitute a default, Tenant shall provide audited statements prepared by certified public accountants satisfactory to Landlord. Tenant agrees to provide Landlord with annual financial statements of any Guarantor of this Lease, duly signed by such Guarantor within ninety (90) days after the close of the Guarantor's fiscal year.

     Tenant further will provide Landlord, as the same are filed with the State of North Carolina, copies of all Medicaid Cost Reports, reports submitted to the Department of Human Resources and other State agencies, and further will provide Landlord copies of all communications with the State of North Carolina regarding violations or alleged violations of applicable laws, rules, codes or regulations.

     7. LEGAL FEES AND COSTS: Tenant agrees, in the event it becomes necessary for Landlord to enforce any provision of this Lease by legal action, or to engage attorneys for the collection of rent or other monies due under this Lease, to pay to Landlord reasonable attorney's fees and all court costs and other costs of such collection or enforcement proceedings incurred by Landlord if a valid claim is established.

     8. UTILITIES: Landlord covenants that all water, sewer, electric current and telephone facilities are available, connected and working as of the availability date. Tenant shall pay when due all charges for heat, air conditioning, water, gas, electricity and other utilities furnished to the Premises for occupants thereof during the term hereof when the same become due and payable.

     9. REPAIR AND MAINTENANCE OF IMPROVEMENTS: Landlord warrants that the entire Premises and the building and improvements thereon shall be in good, safe condition and repair on the Availability Date and for a period of One (1) year thereafter. Landlord shall be responsible for the structural integrity of the building and repair of the roof and exterior walls, excluding windows and glass panels, and except for damages caused or suffered to be caused by Tenant during the term of this Lease. Except for such responsibility undertaken by Landlord, Tenant shall be responsible, during the term, for maintaining the Premises in good repair, including without limitation all interior surfaces, electrical, plumbing, heating, air conditioning, and other systems, as well as the exterior grounds, and shall at the end of the term, return the same to Landlord in good repair and condition, with the exception of casualties insured against (the proceeds of such insurance having been paid to Landlord) and ordinary wear and tear. If Tenant fails to make any repairs, and/or perform any maintenance for which it is responsible, within thirty (30) days after written notice thereof, Landlord may, at its sole option, make the repairs and/or perform the maintenance and the reasonable expense thereof shall be paid by Tenant, together with interest at a rate equal to One and One-Half Percent (1-1/2%) in excess of the Prime Rate then in effect at the Bank financing the construction of the facility if such expense is not paid within thirty (30) days. Tenant shall have the right at any time and with the Landlord's prior consent, which consent shall not be unreasonably withheld, to construct, alter, repair or maintain on any part of the Premises such buildings, parking areas, driveways, structures, sidewalks and other similar and dissimilar improvements as Tenant shall desire. All improvements constructed by Tenant shall comply with all applicable building codes and ordinances and shall be at Tenant's sole cost and expense and shall become the property of Landlord at the termination of this Lease. Tenant agrees to indemnify Landlord against all claims by laborers and materialmen for any improvements constructed by Tenant.

     Landlord, its agents and employees, shall have the right at all reasonable times and upon reasonable notice to Tenant, to enter the Demised Premises or any part thereof, to inspect and examine the same for the purpose of making any repairs to or within the Demised Premises.

     10. DAMAGE OR DESTRUCTION OF IMPROVEMENTS: If the improvements located upon the Premises shall be damaged or destroyed by any cause insured against, Landlord shall, rebuild or restore the damaged or destroyed improvements, using insurance proceeds for such purpose and this Lease shall continue in full force and effect. In such event the rental reserved hereunder shall be paid by the business interruption insurance hereinafter provided for. If the remaining term is one (1) year or less, either party shall have the right to terminate this Lease.

     11. TAXES AND ASSESSMENTS: Tenant agrees to pay when due, all taxes (as hereinafter defined) on or with respect to the Premises. Such payments shall be made in accordance with the terms, and payable directly to the appropriate authority or body. Landlord will promptly send Tenant copies of all bills for taxes to be paid by Tenant and Tenant will pay the same to the appropriate governmental authority. Tenant shall promptly send Landlord reasonable evidence of payment of such bill after such payment.

     In the event this Lease shall commence, or shall end (by reason of expiration of the term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the year, or should the year or period of assessment of real estate taxes be changed to more or less than one year, as the case may be, then the amount of taxes which may be payable by Tenant as provided hereunder shall be appropriately apportioned.

     12. INSURANCE INDEMNITY:

         (a) Tenant shall at all times during the original term and any extension thereof, carry and maintain, for the mutual benefit of Landlord, Tenant and Landlord's designated mortgagee, general public liability insurance issued by a company or companies licensed to do business in North Carolina and which are approved by Landlord (which approval shall not be unreasonably withheld) against claims for personal injury, sickness, or disease, including death and property damages in, on or about the Premises, such insurance to afford protection to the limit of not less than $1,000,000.00 in respect to each person, and to the limit of not less than $3,000,000.00 in respect to any one occurrence causing bodily injury or death, and to the limit of not less than $200,000.00 in respect to property damage. Tenant shall furnish Landlord with a duplicate certificate or certificates of such insurance policy or policies, and Tenant shall name Landlord and upon request, Landlord's mortgagee, as a party insured in such policy or policies.

         (b) During the term of this Lease or any extension thereof, Tenant shall maintain for the benefit of Tenant, Landlord, and Landlord's designated Mortgagee, business interruption insurance sufficient to pay the rent and Tenant's other obligations hereunder for a period of six (6) months. Tenant shall be entitled to all payments made under such business interruption insurance to the extent such payments exceed sums necessary to pay the rent and Tenant's other obligations hereunder.

         (c) During the term, of this Lease or any extension thereof, Tenant shall keep all buildings and improvements on the premises insured in the amount of the full replacement cost for the benefit of Tenant, Landlord, and Landlord's designated mortgagee against loss or damage by fire, with customary extended coverage. All proceeds payable at any time and from time to time by an insurance company under such policies (except contents belonging to Tenant and Tenant's relocation allowance, if any) shall be payable to Landlord, or its designated mortgagee. The proceeds shall be utilized by Landlord and Tenant for the restoration of improvements in the event such restoration is required hereunder. If no restoration is required, the proceeds shall belong to Landlord.

         (d) The insurance policies herein mentioned shall provide thirty (30) days notice of cancellation to all parties named therein as insured.

         (e) Tenants shall fully indemnify, protect and save Landlord harmless from all expenses, claims, demands, counsel fees, costs, liabilities, judgments and executions in any manner relating to or arising out of the use or occupancy of the Premises for the term of this Lease or any extension thereof.

         (f) Any provision in this Lease to the contrary notwithstanding, each party, to the extent it is permitted so to do by the terms and provisions of any such policy or policies, hereby waives any and all rights to recover from the other, its agents, or employees, any loss or damage from risks ordinarily insured against under such policies, but only to the extent that such loss or damage is in fact covered by such insurance and is collectible by such insured party. Each party further covenants and agrees that it will, upon request of the other, request each such insurance company to attach to such policy or policies issued by it a waiver of subrogation with respect to the other party, its agents and employees.

     13. ASSIGNMENT AND SUBLETTING: Tenant shall have the right to assign this Lease or sublet all or any part of the Premises with the consent of Landlord, such consent not to be unreasonably withheld, but Tenant shall in such event remain liable to Landlord for Tenant's obligations hereunder. Any merger, consolidation, reorganization, or liquidation of Tenant, or the mortgage by Tenant of the leasehold estate hereby created, or the sale or other transfer of a controlling interest of its capital stock, or of a majority of its assets, shall, for purposes of this Lease, constitute an assignment thereof.

     14. SIGNS: Tenant shall have the right to install, maintain and replace in, on or over or in front of the Premises or in any part thereof such signs and advertising matter as Tenant may desire, and Tenant shall comply with all applicable requirements of governmental authorities having jurisdiction and shall obtain any necessary permits for such purpose. As used in this paragraph, the word "sign" shall be construed to include any placard, light or other advertising symbol or object, irrespective of whether same be temporary or permanent.

     15. EMINENT DOMAIN: If the whole or substantially all of the Premises, or all means of access thereto, be acquired by eminent domain, or by purchase in lieu thereof, this lease shall terminate and the rent shall be abated during the unexpired portion of the lease subsequent to the actual physical taking. Separate awards for damages shall be made to the Landlord and the Tenant for the taking to the extend permitted by applicable law. Should, however, only a portion of the premises be so condemned or taken, this Lease shall continue in full force and effect provided, however, that the rent payable under the unexpired portion of this Lease shall be adjusted to such extent as may be fair and reasonable under the circumstances. Landlord shall, in such event, promptly restore the Demised Premises as nearly as feasible to the condition of such premises immediately prior to the taking, but Landlord shall not be required, at its option, to restore or rebuild the Demised Property during the last year of the Lease term. Tenant shall not be entitled to any part of the condemnation proceeds arising from any partial taking except that Tenant shall be entitled to make a claim for any of Tenant's property condemned.

     16. DEFAULT: Any one or more of the following events shall constitute events of default.

         (a) Tenant's failure to make payment of rent when the same is due and payable and the continuance of such failure for a period of ten (10) days after mailing by certified mail or delivery to Tenant of notice in writing from Landlord specifying in detail the nature of such failure; or,

         (b) Tenant's failure to perform any of the other covenants, conditions, and agreements imposed by it under this Lease and the continuance of such failure without the curing of same for a period of thirty (30) days after mailing by certified mail or delivery to Tenant of notice in writing from Landlord specifying in detail the nature of such failure and provided Tenant shall not cure said failure as provided in paragraph (d) below, or,

         (c) The adjudication of Tenant as a bankrupt, or the appointment of a receiver or trustee for Tenant's property and affairs, or the making by Tenant of any assignment for the benefit of its creditors or the filing by or against Tenant of a petition in bankruptcy not vacated or set aside within ten (10) days of such filing.

     In the event of default, the Landlord, in addition to any other right or remedy it may have with respect to such default, may upon ten (10) days written notice, terminate this Lease for cause and re-enter the Premises and take possession of the same, or, at its option, in such event Landlord may, without declaring this Lease terminated, re-enter the Premises and occupy or lease the whole or any part thereof, for and on account of Tenant and on such terms and conditions for such rental as Landlord may deem proper based on reasonable business practices, and Landlord shall in such event collect such rent and apply the same upon the rents due from Tenant and upon the expenses of such subletting, and any and all other damages sustained by Landlord. In the event of default, Landlord shall exercise reasonable efforts to mitigate damages hereunder and to re-let the Premises, but Landlord's failure to re-let or sublet the Premises shall not prevent or delay the exercise by Landlord, at its option, of its right to recover as damages rents due and owing for the remainder of the term, together with all costs and expenses of collecting the same, subject to Landlord's obligation to repay or credit the Tenant with all recoveries made by Landlord.

     Upon the occurrence of any of the above events of default, Landlord may, at its option, give Tenant written notice by certified mail of Landlord's election to end the term of this Lease upon a date specified in such notice, which date shall be not less than thirty (30) days after the date of delivery or certified mailing by Landlord of such notice, and whereupon the term and estate hereby vested in Tenant shall cease and any and all other right, title and interest of Tenant hereunder shall likewise cease without further notice or lapse of time as fully and with like effect as if the entire term of this Lease had elapsed, but Tenant shall continue to be liable to Landlord as hereinafter set forth; provided, that this Lease shall not terminate if Tenant shall cure such default prior to the termination date specified in such notice.

         (d) In the event Landlord gives notice of a default of such a nature (other than a default which may be cured by a payment of money) that it cannot be cured within such thirty (30) day period, then such default shall not be deemed to continue so long as Tenant, after receiving such notice, proceeds diligently and continuously to cure the default as soon as reasonably possible and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances shall be reasonable. No default shall be deemed to continue if, and so long as, Tenant shall be so proceeding to cure the same in good faith or be delayed in or prevented from curing the same by Force Majeure.

     17. HOLDING OVER: In the event Tenant remains in possession of the Premises after the expiration of the term hereof, including any extensions of the term, and without the execution of a new lease, Tenant shall occupy the Premises as a Tenant from month to month, subject to all of the conditions of this Lease insofar as consistent with such a tenancy and at the highest monthly rental herein provided.

     18. COMPLIANCE WITH GOVERNMENTAL PROGRAMS: Landlord covenants that the Premises will, during the term hereof, meet all standards required for Federal Medicare (Title 18) or Medicaid (Title 19) skilled care or intermediate care nursing programs and that it will make any alterations necessary to maintain compliance with same. Any alterations or changes or expansion will be negotiated at the then current cost of construction, which cost, together with interest at the rate of interest for which money is financed, shall be amortized in level monthly additional rent payments over the agreed upon remaining lease period.

     Tenant further covenants and agrees that its operation of the nursing home facility shall materially comply with the representations in the certificate of need application for the facility on file with the North Carolina Department of Human Resources, Division of Facility Services, shall materially comply with all conditions placed upon the certificate of need, and shall comply with all licensure, certification, and other requirements of law applicable to nursing home facilities.

     19. WAIVERS: Failure of Landlord or Tenant to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by Landlord or Tenant at any time, expressed or implied of any breach of any provisions of this Lease, shall be deemed a consent to any subsequent breach of the same or any other provision. No acceptance by landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a part payment in account.

     20. SURRENDER OF PREMISES: Upon the expiration or other termination of this Lease, Tenant covenants and agrees that it will peaceably leave and surrender possession of the Premises to Landlord. Upon such surrender, all improvements on the Premises shall be in good repair, damage or destruction by fire or other casualty insured against and ordinary wear and tear, alterations, additions and improvements herein permitted, excepted.

     21. NOTICES: Until notice to the contrary to the other party has been given, all notices and payments of money if made to Landlord shall be made or given by delivery or by mail (postage prepaid) addressed to Landlord at P. 0. Box 638, 1000 Church Street, Lynchburg, Virginia, 24505-0638, with a copy to Joseph C. Knakal, Jr., Esq., Caskie & Frost, P. 0. Box 6360, 2306 Atherholt Road, Lynchburg, Virginia, 24505, or if made to Tenant shall be made by delivery or by certified mail (postage prepaid) addressed to Tenant at 9300 Shelbyville Road, Suite 1300, Louisville, Kentucky 40222, Attention: Randall J. Bufford.

     22. SHORT FORM LEASE: The parties hereto shall forthwith execute a memorandum or short form lease agreement, in recordable form, including such provisions hereof as either party may desire to incorporate therein.

     23. NON-DISTURBANCE AND ATTORNMENT: Tenant agrees upon request of Landlord's mortgagee to attorn to such mortgagee, subordinate this Lease to any deed of trust constituting a lien on the premises, and to provide such other reasonable assurances as such mortgagee may reasonably require in connection with the financing of the Premises and the improvements thereon provided, however, any such agreement or document shall provide, and such mortgagee shall covenant, that Tenant's use and possession of the Premises shall not be disturbed so long as Tenant shall not make or suffer any material default hereunder, and further that in the event Landlord shall default in any payment due to such mortgagee, Tenant shall have the right upon ten (10) days written notice to pay such amount due and thereby cure such default.

     24. PERFORMANCE BY LANDLORD: Landlord covenants to perform all of its obligations to any mortgagee or other secured lender holding a lien on any property subject to this lease and to make timely payments on all such secured indebtedness. In the event payment is made by Tenant for Landlord's account as hereinabove provided in Section 23 hereof, Tenant shall be entitled to recover such payment from Landlord with interest from the date of such payment at the same rate applicable with respect to the secured indebtedness upon which such payment is made, but no such payment shall be offset or otherwise relieve Tenant from making future rental payments as and when the same come due.

     25. ENTIRE AGREEMENT: No oral statement or prior written matter shall have any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This Lease shall not be modified or cancelled except by writing subscribed to by all parties.

     26. BROKERAGE: Each of the parties covenants and represents to the other that neither has incurred brokerage fees with respect to the transaction herein set forth.

     27. PARTIES: The covenants, conditions, obligations and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns. Each member of the Cardinal Group jointly and severally endorses this Lease for the purpose of guaranteeing all of Tenant's obligations to Landlord during the first thirty-six (36) months of the term, including without limitation, the obligation to make timely payment of all installments of rent becoming due during such period.

     28. RIGHT OF FIRST REFUSAL: In the event Landlord desires during the term (including any optional term which becomes effective) to sell the premises or any part thereof, Landlord shall notify Tenant of such desire to sell in writing by certified mail setting forth the amount of the proposed sale price and all other terms and conditions of such proposed sale and Tenant shall have the right of first refusal to purchase said premises upon the same terms and conditions by giving Landlord written notice of its election so to do within sixty (60) days after receipt of Landlord's notice. In the event Tenant fails to notify Landlord of its election within such sixty (60) day period, or notifies Landlord it does not wish to exercise its right to purchase, Landlord shall have the right to sell the premises upon terms and conditions no more favorable to a purchaser than those contained in said notice to Tenant.

     In the event Landlord desires to relet to any person or entity the Premises upon the expiration of the original term, Landlord shall notify Tenant of such desire to relet in writing by certified mail, setting forth the proposed terms of such lease, and Tenant shall have the right of first refusal to relet said premises upon the same Terms and conditions by giving Landlord written notice of its election to do so within thirty (30) days after receipt of Landlord's notice. In the event Tenant fails to notify Landlord of its election within the thirty (30) day period or notifies Landlord it does not wish to exercise its right to relet,Landlord shall have the right to relet the premises upon terms and conditions no more favorable to a tenant than those contained in said notice to Tenant.

     Tenant's right to notice and/or exercise either of the rights of first refusal hereinabove specified shall be subject to the condition that Tenant shall not be in default hereunder. If Tenant shall have lost its right to purchase by reason of default as hereinabove set forth, or if after receiving notice Tenant shall not exercise its right to acquire the Premises and the Premises shall be sold by Landlord to a third party, the rights of first refusal herein granted shall be terminated as of the recordation of the deed conveying the Premises.

     IN WITNESS WHEREOF, the parties hereto have each, pursuant to due corporate authority, caused this Lease to be executed in its name and on its behalf, each by its duly authorized officer, all as of this day and year first above written.

                                   LANDLORD:
                                   ELDERBERRY NURSING HOME, INC.

                                   By: /s/ J. Lynch Christian, Jr.
                                   Its: President

                                   TENANT:
                                   CARDINAL OF KENTUCKY, INC.

                                   By: /s/ Randal J. Bufford
                                   Its: Vice President

                  LEASE ASSIGNMENT AND MODIFICATION AGREEMENT


     THIS LEASE ASSIGNMENT AND MODIFICATION AGREEMENT, made this 19th day of December, 1996, by and between TRANSITIONAL HEALTH PARTNERS, a Delaware general partnership, ("Assignor") party of the first part; CHARLOTTE HEALTH INVESTORS, a North Carolina Limited Liability Company, ("Assignee") party of the second part; ELDERBERRY MANOR OF MECKLENBURG, LIMITED PARTNERSHIP, a Virginia Limited Partnership, ("Landlord") party of the third part; CENTENNIAL HEALTH CARE MANAGEMENT CORPORATION, a Georgia corporation, ("Manager") party of the fourth part;

                             W I T N E S S E T H:

     WHEREAS, by Lease Agreement dated June 3, 1991, a copy thereof designated "EXHIBIT A" being hereto attached, (the "Lease") Elderberry Nursing Home, Inc., as Landlord, demised to Cardinal of Kentucky, a Kentucky corporation, as Tenant, the premises located at 620 Tom Hunter Road, City of Charlotte, County of Mecklenburg, North Carolina, including the 130 bed nursing care facility located thereon, (the "Property") and more particularly described on "EXHIBIT B" hereto attached; and

     WHEREAS, by various mesne assignments and other transactions, Landlord has become the owner of the Property and Assignor the Tenant under the leasehold established by the Lease; and

     WHEREAS, Assignor and Assignee have agreed to the assignment of said leasehold estate, including the assumption by Assignee of all obligations of the Tenant thereunder and the release of Assignor from said obligations subject to the extension and modifications herein set forth, to which Landlord consents as required by the Lease and as hereinafter more particularly provided;

     WHEREAS, Assignee, pursuant to contract dated December 19, 1996, designated "Long Term Care Facility Management Agreement", has engaged Manager to manage such facility and Assignee and Manager acknowledge that such engagement constitutes an inducement for Landlord to enter into this Agreement and to such extent Landlord becomes a beneficiary of the foregoing Management Agreement.

     NOW, THEREFORE, for good and valuable consideration, including without limitation, certain security provided by Assignee to Landlord, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Assignment. Assignor transfers and assigns all of its right, title and interest to the Lease and the Property to Assignee as of the Effective Date hereinafter defined and Landlord, as of the Effective Date releases Assignee from all obligations as Tenant under the Lease arising after the Effective Date.

         Assignor warrants to Assignee that as of the Effective Date the Lease is in full force and effect and no default exists thereunder. Landlord warrants to Assignee that rents due under the Lease have been paid and there is no default thereunder known to Landlord as of its date of execution hereof.

     2. Modification of Term. The original term of the Lease terminates June 30, 2001. The parties agree that such term shall be extended to June 30, 2011.

     3. Modification of Rent. The rents payable in monthly installments pursuant to Paragraph 5 A of the Lease shall, for the first six (6) months beginning January 1, 1997, be Two Hundred Fifty-Five Thousand, Forty-Forty Dollars ($255,044.00) and thereafter annually on July 1st of each of the next six (6) years consecutively following, such annual rent shall increase by Eleven Thousand, Eight Hundred Sixty-Three Dollars ($11,863.00) over the annual rent for the preceding year and thereafter for the remaining eight (8) years of the term (beginning July 1, 2003) such annual rent shall increase by Five Thousand Nine Hundred and Thirty-One Dollars ($5,931.00) over the annual rent for the preceding lease year, provided further, nevertheless, if in any year (from July 1 to June 30) such annual rent increase is less than an amount equal to Fifty Percent (50%) of the most recent authorized increase in the Reimbursement Rate, (applied to the number of beds in the facility for a period of 365 days) the increased rental for such year shall be an amount equal to Fifty Percent (50%) of such increase in the Reimbursement Rate. The Reimbursement Rate is the "Indirect Reimbursement Rate for Nursing Homes" or any similar measure of reimbursement hereafter adopted as the same shall be increased by the North Carolina Department of Human Resources or any successor agency. The intention of the parties is that the increase in rent for each year shall be the larger of
(1) the specified increase ($11,863.00 for each of the next six (6) years beginning July 1, 1997, and $5,931.00 for each of the following eight (8] years) or (2) the amount obtained by applying to the number of beds in the facility for a 365 day period, Fifty Percent (50%) of the increase in the Reimbursement Rate.

     4. The parties acknowledge that the Property is subject to the lien of a Deed of Trust and that the Lease is subject to a collateral assignment in favor of Wachovia Bank of North Carolina, N.A., to secure certain financing associated with the facility. Landlord warrants that the financing secured by deed of trust lien on the Property and collateral assignment of the Lease in favor of Wachovia Bank of North Carolina, N.A., is not in default and that Landlord has complied with its obligations to said Bank with respect to this document.

     5. Each party hereto covenants and represents to the other that it has the power and has taken all necessary action to authorize the execution of this document which is enforceable as to such party according to its terms. Except as herein specifically modified, the Lease shall remain in full force and effect. The consent given by Landlord hereunder does not waive the requirement for the Landlord's advance consent with respect to future assignments, if any, and the release of Assignor hereunder does not constitute a waiver of Landlord's right to hold any tenant under said Lease secondarily liable after a permitted assignment thereof.

     6. The parties covenant and agree that all monies due and payable by Assignee under separate contractual arrangements between them or their affiliates as well as any subsequent management agreement pertaining to the operation of the Property shall be subordinate to the Landlord's claims for rent.

     7. As an inducement for Landlord's execution hereof, Assignee and Manager agree that Manager shall make timely payments of all rents due under the Lease as hereby modified as a first priority from cash flows in the manner set forth in ss.1.05 (b) of the Management Agreement; shall provide promptly to Landlord copies of cost reports and surveys submitted to and/or received from governmental or supervisory agencies, as well as copies of all reports required to be provided to Assignee under S1.04 of the Management Agreement; and shall give Landlord written notice of any default and/or termination of the Management Agreement.

     8. The parties agree that notices given under the Lease shall be as follows:

     If to Assignee (as Tenant of the Lease):

                               Charlotte Health Investors
                               c/o Charles F. Trefzger

                               56 Third Street N.W.
                               Hickory, North Carolina 28601

     If to Landlord:           Elderberry Manor of Mecklenburg,
                               Limited Partnership
                               P. 0. Box 638
                               Lynchburg, Virginia 24505


     IN WITNESS WHEREOF, the party of the first part has caused this Agreement to be executed in its name and on its behalf by its duly authorized ___________________, the party of the second part has caused this Agreement to be executed in its name and on its behalf by its Managing Partner, and the party of the third part has caused this Agreement to be executed in its name and on its behalf by its General Partner, all as of this day and year first above written:

                               TRANSITIONAL HEALTH PARTNERS,
                               a Delaware general partnership
                               By THS Partners I, Inc.,
                               General Partner

                               By: /s/ Randall J. Bufford
                                       Randall J. Bufford
                                       Vice President

                               CHARLOTTE HEALTH INVESTORS,

                               By: /s/ Charles F. Trefzger
                                   Its Manager Partner

                               ELDERBERRY MANOR OF MECKLENBURG,
                               LIMITED PARTNERSHIP,
                               by Elderberry Nursing Home, Inc.,
                               Its General Partner
                               By: /s/ C. Lynch Christian, Jr.
                                       C. Lynch Christian, Jr.
                                       President

                               CENTENNIAL HEALTH CARE MANAGEMENT CORPORATION, a Georgia corporation,

                               By: /s/ Randall J. Bufford
                                       Randall J. Bufford
                                       Vice President

                                  EXHIBIT "B"

     The subject tract of land is irregular in shape and contains a total area of 8.13 acres. The legal description as shown on Page 138 of Deed Book 6273 of the Mecklenburg County Registry is as follows:

     BEGINNING at N.C. Grid Coordinate (NAD 1983) N = 561195.004, E = 1470446.435, at or near the northern right of way line of Tom Hunter Road and runs thence North 84-02-54 West 108.33 feet; thence North 09-32-47 West
     398.70 feet to an iron; thence North 09-13-01 West 519.56 feet to an iron; thence South 77-15-03 East 625.61 feet to an iron; thence South 14-07-12 East 244.94 feet to an iron; thence South 08-02-08 West 247.78 feet to an iron; thence North 78-51-49 West 345.45 feet to an iron; thence South 06-10-25 West 365.16 feet to the point of BEGINNING and containing 8.13 acres as surveyed by Hanover Design Services, P.A., February, 1990. For reference see Deeds recorded in Book 6088, Page 620, Book 3434, Page 918, and Book 5115, Page 0088, of the Mecklenburg County Registry.

     RESERVED AND EXCEPTED from the above described property a utilities easement 20 feet in width, the western boundary line of said easement being the western boundary line of the above-described tract and the eastern boundary of said easement being at all points 20 feet East of said western boundary. Said easement is non-exclusive and for the benefit of the Grantor and Grantee herein and their successors.

     This tract is somewhat irregular in shape and the main body of the land lies approximately 365 feet north of Tom Hunter Road. There is 108.33 feet of street frontage which is more than adequate to provide for an attractive entry road to buildings located on the main body of the tract. The 20 foot wide utility easement adjacent to the western property line should have no affect upon the utility of this tract. Topographically, the land is at street grade and moderately rolling. The extreme eastern side of the tract has a downward slope to a small drainageway but this has no adverse affect upon the utility of the land. There are no known adverse surface or subsurface soil conditions that would affect the utility of this tract. Drainage is considered adequate due to the sloping topography and the street drainage system. This land is not in a designated flood plain and there are no nearby streams or other bodies of water which would adversely affect the property. Very good access is provided by the frontage on Tom Hunter Road and the surrounding street system.

     Subject to all easements, rights of way, and reservations and restrictions and other matters of record.